Exhibit 3.35

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

COMERC U.S.A., INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Comerc U.S.A., Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST:  Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST:  The name of the Corporation is Graham Packaging Comerc USA Inc.

SECOND:  The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 12th day of October, 2004.

COMERC U.S.A., INC.

By:	/s/ John E. Hamilton
Name:	John E. Hamilton
Title:	Chief Financial Officer & Secretary

CERTIFICATE OF INCORPORATION

OF

Comerc U.S.A., Inc.

* * * * *

1.             The name of the corporation is

Comerc U.S.A., Inc.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Hundred Dollars ($100.00).

5A.          The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

JULIAN E. PARKS, JR.	1633 Broadway
New York, New York 10019

STANLEY R. HOWIE, JR.	1633 Broadway
New York, New York 10019

THOMAS B. BALDWIN	1633 Broadway
New York, New York 10019

5B.          The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

RICHARD L. CROITER	457 Main Street - Suite 2C
Danbury, Connecticut 06811

GERARD J. KERINS	457 Main Street - Suite 2C
Danbury, Connecticut 06811

DAVID C. CHAMPION	457 Main Street - Suite 2C
Danbury, Connecticut 06811

6.             The corporation is to have perpetual existence.

7.             In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.             Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.             The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.           A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of August, 1991.

/s/ Julian E. Parks, Jr.
Julian E. Parks, Jr.

/s/ Stanley R. Howie, Jr.
Stanley R. Howie, Jr.

/s/ Thomas B. Baldwin
Thomas B. Baldwin